UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 16, 2007

PERVASIVE SOFTWARE INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23043	74-2693793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12365 Riata Trace Parkway

Building B, Austin, Texas 78727

(Address of principal executive offices, including zip code)

(512) 231-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 16, 2007, Pervasive Software Inc. (the “Company”) entered into a Separation Agreement and Release (the “Agreement”) with Michele Thompson who resigned as the Company’s Senior Vice President and General Counsel as of February 16, 2007. Pursuant to the Agreement, Ms. Thompson will receive (i) a lump sum payment of approximately $55,000, less applicable withholding, and (ii) $55,000, less applicable withholding, payable in equal monthly installments for six months, beginning with the first payroll period following the date of the Agreement. Under the Agreement, during the six month period following the date of the Agreement, Ms. Thompson will provide consulting services to the Company (on an as needed and as agreed basis). In addition, Ms. Thompson will be able to exercise her vested options for a period of 90 days after her termination as a consultant. The Agreement contains standard provisions whereby the Company and Ms. Thompson mutually release each other from various possible claims and liabilities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERVASIVE SOFTWARE INC.

By:	/s/ John Farr
John Farr
President and Chief Executive Officer

Date: February 20, 2007